SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                    April 21, 1998




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



 675 McDonnell Boulevard, St. Louis, MO                      63134
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 654-2000
    including area code

Item 5.  Other Events
A press release was issued April 21, 1998. The relevant portion of the text of that release was as follows:
(*) Indicates registered trademark.

MALLINCKRODT PROVIDES NEAR-TERM OUTLOOK
IN CONJUNCTION WITH THIRD QUARTER EARNINGS REPORT

ST. LOUIS, Mo., April 21, 1998 - During a conference call earlier today to discuss third quarter results with analysts, Mallinckrodt Inc. (NYSE:MKG) Chief Financial Officer Michael A. Rocca commented on the near-term outlook for fiscal years 1998 and 1999. While stating that earnings for all of fiscal 1998, ending June 30, will be in line with overall market expectations, he indicated that certain factors will impact fiscal 1999 earnings growth.

     The three factors noted by Rocca that will have an influence on fiscal 1999 are a decrease in ongoing earnings, resulting from the divestiture of the company's specialty industrial chemical businesses; continued price deterioration in the X-ray contrast business, resulting in reduced imaging business results; and the delay the company experienced in marketing OPTISON(*), due to later-than-planned regulatory approval, which is pushing the cardiac ultrasound contrast imaging agent's ramp-up and earnings contribution out by about a half year.

     While the company's revised long-range forecast and fiscal 1999 operating plan, currently being prepared under the normal planning process, will not be complete for the next several months, it is likely that FY99 earnings per share will be below $2.60, which is at the lower end of the range mentioned by investment analysts in their previous projections.

     Based in St. Louis, Missouri, and operating in more than 100 countries globally, Mallinckrodt had fiscal 1997 net sales of $1.9 billion. The Mallinckrodt web site address is(www.mallinckrodt.com).

                               # # #

This news release contains forward-looking statements that involve risks and uncertainties. These statements are based on current expectations; actual results may differ materially. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the impact of competitive products and continued pressure on prices realized by the company for its products; constraints on supplies of raw materials used in manufacturing certain of the company's products; capacity constraints limiting the production of certain products; difficulties or delays in the development, production, testing, and marketing of products; difficulties or delays in receiving required governmental or regulatory approvals; market acceptance issues, including the failure of products to generate anticipated sales levels; difficulties in rationalizing acquired businesses and in realizing related cost savings and other benefits; the effects of and changes in trade, monetary and fiscal policies, laws and regulations; foreign exchange rates and fluctuations in those rates; the costs and effects of legal and administrative proceedings, including environmental proceedings and patent disputes involving the company; and the risk factors reported from time to time in the company's SEC reports.

Mallinckrodt Inc.


ROGER A. KELLER
Vice President, Secretary
and General Counsel

DATE:  April 22, 1998